UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2022.

Americas Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16500 Dallas Pkwy #305 Dallas, TX	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 396-5927

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of Redeemable Warrant	ATA.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	ATA	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	ATA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on June 1, 2022, Americas Technology Acquisition Corp., a Cayman Islands exempted company (together with its successors, including following continuation out of the Cayman Islands and into the State of Delaware so as to domesticate as a Delaware corporation, “ATAC”), entered into an Agreement and Plan of Merger (as amended on July 26, 2022, November 8, 2022 and November 16, 2022 , the “Merger Agreement”) with Rally Communitas Corp., a Delaware corporation (“Rally” or the “Company”), Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of ATAC (“Pubco”), Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Purchaser Merger Sub”), Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (the “Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”), Jorge E. Marcos, in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) of the stockholders of Pubco (other than the Rally Security Holders and their successors and assignees) (the “Purchaser Representative”), and Numaan Akram, in the capacity as the representative of the Rally Security Holders from and after the Effective Time (the “Seller Representative”).

On December 9, 2022, pursuant to Section 8.1(a) of the Merger Agreement, ATAC, Rally, Pubco, the Merger Subs, the Seller Representative and the Purchaser Representative entered into a Termination and Release Agreement (the “Termination Agreement”) pursuant to which the Merger Agreement was terminated effective as of December 9, 2022.

As a result of the termination of the Merger Agreement, the Merger Agreement will be of no further force and effect, and certain Transaction Agreements (as defined in the Merger Agreement) contemplated by or entered into in connection with the Merger Agreement, including but not limited to, the Voting Agreements, the Lock-Up Agreements, the Sponsor Forfeiture Agreement and Sponsor Subscription Agreement, will also automatically either be terminated in accordance with their terms or be of no further force and effect.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) by ATAC on June 7, 2022, the first amendment to Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ATAC with the SEC on July 26, 2022, the second amendment to Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ATAC with the SEC on November 8, 2022, the third amendment to Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ATAC with the SEC on November 17, 2022, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01 Other Events.

On December 9, 2022, ATAC issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. As a result of the termination of the Merger Agreement, Pubco intends to withdraw its registration statement on Form S-4, as amended from time to time, initially filed with the SEC on July 29, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Termination and Release Agreement, dated as of December 9,2022, by and among Americas Technology Acquisition Corp., Rally Communitas Corp., Americas Technology Acquisition Holdings Inc., Americas Technology Purchaser Merger Sub Inc., Americas Technology Company Merger Sub Inc., Jorge E. Marcos, in the capacity as the Purchaser Representative thereunder, and Numaan Akram, in the capacity as the Seller Representative thereunder.
99.1	Press Release, dated December 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2022

AMERICAS TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jorge E. Marcos
	Name:	Jorge E. Marcos
	Title:	Chief Executive Officer